As filed with the Securities and Exchange Commission on May 5, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	84-0962308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Ramtron Drive

Colorado Springs, Colorado 80921

(719) 481-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric A. Balzer

Chief Executive Officer and Secretary

Ramtron International Corporation

1850 Ramtron Drive

Colorado Springs, Colorado 80921

(719) 481-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Stuart Ogg

Jones Day

555 South Flower Street, 50th Floor

Los Angeles, California 90071

(213) 489-3939

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.01 par value per share(3)	10,000,000	$3.09	$30,900,000	$3,588

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculation of the registration fee on the basis of the average of the high and low sale prices of the common stock on May 2, 2011 on the NASDAQ Global Market.
(3)	Each share of common stock includes a right to purchase Series B Participating Preferred Stock attached to the common stock pursuant to the terms of the registrant’s Rights Agreement dated April 19, 2001, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 5, 2011

PROSPECTUS

10,000,000 Shares

RAMTRON INTERNATIONAL CORPORATION

Common Stock

From time to time we may offer and sell up to 10,000,000 shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “RMTR.” On May 3, 2011, the last reported sale price was $3.09 per share.

We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the shares of common stock to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

You should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. We are not making offers to sell common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may sell from time to time up to 10,000,000 shares of our common stock in one or more offerings. Each time we sell any common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to sell any common stock unless accompanied by a prospectus supplement.

You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in shares of common stock offered hereby.

Throughout this prospectus, references to “Ramtron International Corporation,” the “Company,” “we,” “us” and “our” refer to Ramtron International Corporation unless otherwise specified or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

A number of the statements made or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and, as such, may involve risks and uncertainties. All statements included or incorporated by reference in this prospectus, other than statements that are purely historical, are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking words or phrases such as “will,” “may,” “believe,” “expect,” “intend,” “anticipate,” “could,” “should,” “plan,” “estimate,” and “potential,” or other similar words. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated in our forward-looking statements, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for ferroelectric random access memory (F-RAM) products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010.

Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we assume no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information about Ramtron International Corporation. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section of this prospectus entitled “Incorporation of Certain Information by Reference.”

Our Business

We are a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontrollers, and integrated semiconductor solutions, used in many markets for a wide range of applications. We pioneered the integration of ferroelectric materials into semiconductor products, which enabled the development of a new class of nonvolatile memory, called ferroelectric random access memory (F-RAM). F-RAM products merge the advantages of multiple memory technologies into a single device that retains information without a power source, can be read from and written to at very fast speeds, written to many times, consumes low amounts of power, and can simplify the design of electronic systems. In many cases, we are the sole provider of F-RAM enabled semiconductor products, which facilitates close customer relationships, long application lifecycles and the potential for high-margin sales.

We also integrate wireless communication capabilities as well as analog and mixed-signal functions such as microprocessor supervision, tamper detection, timekeeping, and power failure detection into our devices. This has enabled new classes of products that address the growing market need for more functional, efficient and cost effective semiconductor products.

Our revenue is derived from the sale of our products and from license, development and royalty arrangements entered into with a limited number of established semiconductor manufacturers involving the development and sale of specific applications and products of the Company’s technologies. Other revenue is generated from non-recurring miscellaneous items. Product sales have been made to various customers for use in a variety of applications including utility meters, office equipment, automobiles, electronics, telecommunications, disk array controllers, and industrial control devices, among others.

Our principal executive offices are located at 1850 Ramtron Drive, Colorado Springs, Colorado 80921. Our telephone number is (719) 481-7000, and our website address is www.ramtron.com. The periodic and current reports we file with the SEC can be found on our website and that of the SEC. For additional information regarding our business, and us see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the risk factors contained in the applicable prospectus supplement for a specific offering of common stock, as well as those contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and any amendment or update thereto reflected in our subsequent filings with the SEC incorporated by reference in this prospectus. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, research and development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any common stock will be included in the prospectus supplement relating to such common stock.

Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any cash proceeds from the sale of our common stock pursuant to this prospectus and the applicable prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. Copies of our certificate of incorporation and bylaws may be obtained as described under the “Where You Can Find Additional Information” in this prospectus.

Authorized Capital Stock

As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 60,000,000 shares of capital stock of which 50,000,000 shares are of common stock, par value $0.01 per share, and 10,000,000 shares are of preferred stock, par value $0.01 per share. As of May 2, 2011, 28,406,914 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of the Company’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the rights and preferences of any preferred stock which may be outstanding in the future, the holders of common stock are entitled to dividends when and if declared from time to time by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preferences of any preferred stock then outstanding. There are no cumulative voting rights and no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

The Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, without further voter action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting power and other rights of common stock.

Rights Agreement

The following is a summary of the material provisions of the stockholders rights agreement. This summary is qualified in its entirety by reference to the rights agreement, which is incorporated by reference in its entirety and is included as an exhibit to the registration statement of which this prospectus is a part. This summary may not contain all of the information about the rights agreement which is important to you, and we encourage you to read the rights agreement in its entirety.

In April 2001, we adopted a rights agreement pursuant to which we distributed preferred stock purchase rights as a dividend at the rate of one right for each share of our common stock. The rights agreement is designed to deter coercive or unfair takeover tactics, and to prevent an acquiror from gaining control of our Company without offering a fair price to all of our stockholders. Each right entitles our stockholders to buy one unit of a share of our Series B participating preferred stock for $50.00. The rights generally are exercisable only if a person or group announces that it has acquired beneficial ownership of 15% or more of our outstanding common stock or commences a tender or exchange offer upon consummation of which that person or group would beneficially own 15% or more of our outstanding common stock.

Similarly, unless the rights are earlier redeemed, in the event that, after a person or group acquires 15% or more of the Company’s then outstanding common stock, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s consolidated assets or earning power are sold, each holder of a right which has not theretofore been exercised (other than rights beneficially owned by the person or group having acquired 15% or more of the Company’s outstanding common stock), will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to twice the purchase price for the Series B participating preferred stock.

The rights will expire on April 19, 2016 unless the rights agreement is further extended or renewed. Each one one-hundredth of a share of the Series B participating preferred stock has rights and preferences substantially equivalent to those of one share of our common stock, except that the Series B participating preferred stock has no voting rights. We may redeem the rights at $0.01 per right at any time prior to the rights becoming exercisable.

Certain Provisions Affecting Control of Ramtron Corporation

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the Board of Directors prior to the date the interested stockholder attained this status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the relevant date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation, as amended (“certificate of incorporation”), and bylaws, as amended (“bylaws”) is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Our certificate of incorporation does not provide for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our Board of Directors, however occurring, may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, unless and until filled by the stockholders. Our certificate of incorporation does not provide for staggered terms for our directors.

Our bylaws establish that any business conducted at an annual meeting of stockholders must be (i) specified in the notice of meeting given by or at the direction of our Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of our Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting, pursuant to certain requirements. Stockholders intending to bring business before an annual meeting, including proposed nominations of persons for elections to our Board of Directors, must give written notice to the secretary of the Company within 60 days in advance of the meeting or 10 days after the date on which notice of such meeting is first given to stockholders, whichever is later. Although our bylaws do not give our Board of Directors the power to approve or disapprove stockholder proposals regarding other business to be conducted at an annual stockholder meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our Company.

Our bylaws authorize the Board of Directors, Chairman of the Board or the Chief Executive Officer to call a special meeting of stockholders. The elimination of the right of stockholders to call a special meeting means that a stockholder cannot force stockholder consideration of a proposal over the opposition of our Board of Directors by calling a special meeting of stockholders prior to such time as our Board of Directors believes such consideration to be appropriate, or prior to the next annual meeting. This restriction on the ability of stockholders to call a special meeting means that a proposal to replace our Board of Directors can be delayed until the next annual meeting unless authorized by the Board of Directors, Chairman of the Board or the Chief Executive Officer.

As described above, our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock and to determine the price and the rights, preferences and privileges of these shares, without stockholder approval, which could also discourage or delay a change in control transaction or acquisition of our Company, including an attempt in which the potential purchaser offers to pay a per share price greater than the current market price for our common stock, by making those attempts more difficult or costly to achieve.

We have also implemented a stockholders rights agreement, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquiror from acquiring us in a manner or on terms not approved by our Board of Directors. See “– Rights Agreement”.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates or existing stockholders;

•	in a rights offering;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

Each prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement that will be used by the underwriters to make resales of the securities. The underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of securities than they are required or have the option to purchase from us in the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In accordance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call (800) SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.ramtron.com and the address for the investor relations page of our website is http://www.ramtron.com/investor-relations. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•	The description of our common stock set forth in Item 11 of our Registration Statement on Form 10, as amended (File No. 0-17739);

•	The description of our preferred share purchase rights set forth in Item 1 of our Registration Statement on Form 8-A (File No. 000-17739), including any amendment or report updating such description;

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 000-17739), including certain information incorporated therein by reference from our Definitive Proxy Statement for our 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011; and

•	Our Current Reports on Form 8-K, as filed with the SEC on January 10, 2011, January 19, 2011, January 26, 2011, March 7, 2011 and April 26, 2011 (File No. 000-17739).

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Ramtron International Corporation

1850 Ramtron Drive

Colorado Springs, Colorado 80921

(719) 481-7000

Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day, Los Angeles, California, will pass upon the validity of the common stock being offered hereby.

EXPERTS

The consolidated financial statements of Ramtron International Corporation appearing in Ramtron International Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Ramtron International Corporation management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ehrhardt Keefe Steiner & Hottman PC pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts described below are estimates except for the SEC filing fee.

Amount to Be Paid
Securities and Exchange Commission filing fee		$3,588
FINRA registration fee		3,590
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees		*
Printing and miscellaneous expenses		*

Total	$	*

*	Estimated expenses are presently not known and cannot be estimated because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers.

Item 16. Exhibits.

EXHIBITS

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of Registrant, as amended.(1)

3.2	Bylaws of Registrant, as amended.(2)

4.1	Specimen Common Stock Certificate.(3)

4.2	Form of Rights Agreement, dated April 19, 2001, between Registrant and Citibank, N.A. (as rights agent).(4)

4.3	Amendment No. 1 to Rights Agreement, dated March 2, 2011, between Registrant and Computershare Trust Company, N.A. (as successor rights agent).(5)

5.1	Opinion of Jones Day.**

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to this Registration Statement).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.
(1)	Incorporated by reference to Registrant’s Annual Report on Form 10-K (File No. 0-17739) for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March 29, 2000.
(2)	Incorporated by reference to our Form 8-K (Commission File No. 0-17739) filed with the Securities and Exchange Commission on May 1, 2007.
(3)	Incorporated by reference to Registrant’s Registration Statement on Form 10, as amended (File No. 0-17739).
(4)	Incorporated by reference to Registrant’s Current Report on Form 8-K (File No. 0-17739) filed with the Securities and Exchange Commission on May 9, 2001.
(5)	Incorporated by reference to Registrant’s Current Report on Form 8-K (File No. 0-17739) filed with the Securities and Exchange Commission on March 7, 2011.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on this 5th day of May 2011.

RAMTRON INTERNATIONAL CORPORATION

By:	/s/ Eric A. Balzer
Eric A. Balzer
Chief Executive Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric A. Balzer, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Howard, Jr.	Chairman of the Board	May 5, 2011
William G. Howard, Jr.

/s/ William L. George	Director	May 5, 2011
William L. George

/s/ Theodore J. Coburn	Director	May 5, 2011
Theodore J. Coburn

/s/ Eric Kuo	Director	May 5, 2011
Eric Kuo

/s/ Eric A. Balzer	Director, Chief Executive Officer and Secretary (Principal Executive Officer)	May 5, 2011
Eric A. Balzer

/s/ Mark R. Kent	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2011
Mark R. Kent

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of Registrant, as amended.(1)

3.2	Bylaws of Registrant, as amended.(2)

4.1	Specimen Common Stock Certificate.(3)

4.2	Form of Rights Agreement, dated April 19, 2001, between Registrant and Citibank, N.A. (as rights agent).(4)

4.3	Amendment No. 1 to Rights Agreement, dated March 2, 2011, between Registrant and Computershare Trust Company, N.A. (as successor rights agent).(5)

5.1	Opinion of Jones Day.**

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to this Registration Statement).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.
(1)	Incorporated by reference to Registrant’s Annual Report on Form 10-K (File No. 0-17739) for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March 29, 2000.
(2)	Incorporated by reference to our Form 8-K (Commission File No. 0-17739) filed with the Securities and Exchange Commission on May 1, 2007.
(3)	Incorporated by reference to Registrant’s Registration Statement on Form 10, as amended (File No. 0-17739).
(4)	Incorporated by reference to Registrant’s Current Report on Form 8-K (File No. 0-17739) filed with the Securities and Exchange Commission on May 9, 2001.
(5)	Incorporated by reference to Registrant’s Current Report on Form 8-K (File No. 0-17739) filed with the Securities and Exchange Commission on March 7, 2011.